Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aebi Schmidt Holding AG of our report dated April 4, 2025, relating to the consolidated financial statements of Aebi Schmidt Holding AG, which appears in Amendment No. 2 to Aebi Schmidt’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on May 12, 2025 (Registration No. 333-286373).

/s/ PricewaterhouseCoopers AG
Zurich, Switzerland
July 1, 2025